    As filed with the Securities and Exchange Commission on August 20, 2001.
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 AUTODESK, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                         94-2819853
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               111 McInnis Parkway
                              San Rafael, CA 94903
   (Address, including zip code, of Registrant's principal executive offices)

                         AUTODESK, INC. 1996 STOCK PLAN
           AUTODESK, INC. 1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                  AUTODESK, INC. NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the Plan)

                            Marcia K. Sterling, Esq.
                             Senior Vice President,
                              Business Development,
                         General Counsel, and Secretary
                                 Autodesk, Inc.
                             111 McInnis Parkway
                             San Rafael, CA 94903
                                (415) 507-5000
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Don S. Williams, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed Maximum      Proposed Maximum        Amount of
              Title of Securities                    Amount to be         Offering Price      Aggregate Offering      Registration
               to be Registered                       Registered            Per Share               Price                Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ...................
 - 1996 Stock Plan .............................       1,914,990           $ 34.44 (1)            $ 65,952,256          $16,489
 - 1998 Employee Qualified Stock Purchase Plan .       1,094,280           $ 34.44 (1)            $ 37,687,004          $ 9,422
 - Nonstatutory Stock Option Plan ..............       2,100,000           $ 34.44 (1)            $ 72,324,000          $18,081

     TOTAL .....................................       5,109,270                                  $175,963,260          $43,992
====================================================================================================================================

-----------
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $34.44 per share, which represents the average of the high and the low prices reported on the Nasdaq National Market on August 16, 2001.

(2) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.
================================================================================

                                 AUTODESK, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (b) The Registrant's Quarterly Report for the quarter ended April 30, 2001, filed pursuant to Section 13 of the 1934 Act.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, filed on January 5, 1996, as amended on January 8, 1996 and as amended on January 15, 1998 pursuant to Section 12(g) of the 1934 Act.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.         Description of Securities.
                -------------------------

                Not applicable.

Item 5.         Interests of Named Experts and Counsel.
                --------------------------------------

     Mark Bertelsen, a director of the Registrant, is a member of Wilson Sonsini Goodrich & Rosati, which has given an opinion upon the validity of the securities being registered by this Registration Statement.

Item 6.         Indemnification of Directors and Officers.
                -----------------------------------------

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that payment of expenses incurred by a director or officer of the Registrant in advance of the final disposition of such proceeding shall be made only on receipt of an undertaking by the officer or director to repay all amounts advanced if it should ultimately be determined that the officer or director is not entitled to be indemnified; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent permitted by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant's Bylaws or any statute or law. Under the indemnification agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; or (iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

Item 7.         Exemption from Registration Claimed.
                -----------------------------------

     Not applicable.

Item 8.         Exhibits.
                --------

      Exhibit
       Number                         Description
     -----------     -----------------------------------------------------------
         4.1 (1)     Preferred Shares Rights Agreement dated December 14, 1995.
         4.2 (1)     Amendment No. 1 to the Preferred Shares Rights Agreement.
         5.1         Opinion of Counsel as to legality of securities being registered.
        23.1         Consent of Ernst & Young LLP, Independent Auditors.
        23.2         Consent of Counsel (contained in Exhibit 5.1).
        24.1         Power of Attorney (see Page II-5 of this Registration Statement).

      Exhibit
       Number                         Description
     -----------     -----------------------------------------------------------
        99.1 (2)          1996 Stock Plan, as amended.
        99.2 (2)          1998 Employee Qualified Stock Purchase Plan, as amended.
        99.3              Nonstatutory Stock Option Plan, as amended.

----------------
(1) Incorporated by reference to the Registrant's Report on Form 8-A filed on January 5, 1996, as amended on January 8, 1996 and January 15, 1998.

(2) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-8 as filed on June 21, 1999.

Item 9.   Undertakings.
          ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 20th day of August, 2001.

                            AUTODESK, INC.

                            By:  /s/ CAROL A. BARTZ
                                 -----------------------------------------------
                                 Carol A. Bartz, Chairman of the Board,
                                 Chief Executive Officer, and President of the Company


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Bartz and Marcia K. Sterling, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the date first set forth above.

                  Signature                                                 Title
                  ---------                                                 -----
/s/ CAROL A. BARTZ                             Chairman of the Board, Chief Executive Officer and
---------------------------------------        President of the Company
   Carol A. Bartz

/s/ PER-KRISTIAN HALVORSEN                     Director
---------------------------------------
   Per-Kristian Halvorsen

/s/ MARK A. BERTELSEN                          Director
---------------------------------------
   Mark A. Bertelsen

/s/ CRAWFORD W. BEVERIDGE                      Director
---------------------------------------
   Crawford W. Beveridge

/s/ J. HALLAM DAWSON                           Director
---------------------------------------
   J. Hallam Dawson

/s/ PAUL S. OTELLINI                           Director
---------------------------------------
   Paul S. Otellini

/s/ MARY ALICE TAYLOR                          Director
---------------------------------------
   Mary Alice Taylor

/s/ LARRY WANGBERG                             Director
---------------------------------------
   Larry Wangberg


                                Index to Exhibits

      Exhibit
       Number                                        Description
-------------------        --------------------------------------------------------------------------
    4.1 (1)                Preferred Shares Rights Agreement dated December 14, 1995.

    4.2 (1)                Amendment No. 1 to the Preferred Shares Rights Agreement.

    5.1                    Opinion of Counsel as to legality of securities being registered

   23.1                    Consent of Ernst & Young LLP, Independent Auditors

   23.2                    Consent of Counsel (contained in Exhibit 5.1)

   24.1                    Power of Attorney (see Page II-5 of this Registration Statement)

   99.1 (2)                1996 Stock Plan, as amended.

   99.2 (2)                1998 Employee Qualified Stock Purchase Plan, as amended.

   99.3                    Nonstatutory Stock Option Plan, as amended.

------------------------
(1) Incorporated by reference to the Registrant's Report on Form 8-A filed on January 5, 1996, as amended on January 8, 1996 and January 15, 1998.
(2) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-8 as filed on June 21, 1999.